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                                                                    EXHIBIT 10.4

       SUMMARY OF ASSIGNMENT AGREEMENT, DATED AS OF JULY 1, 2003, BETWEEN
              DELTA AIR LINES, INC. AND CERTAIN EXECUTIVE OFFICERS

In 2002, we restructured our officer life insurance program by replacing the existing group policy with individual policies under a split dollar program that were owned by the covered executives. This change enabled us to reduce the total cost of the officer life insurance program. As with the previous program, we paid all premiums for the insurance policies, which were treated as interest free loans to the executives. Each executive then assigned a portion of the value of his or her policy to Delta to cover repayment of the loans made to pay premiums. Delta filed the documents pertaining to this matter, including a form Loan Agreement and Collateral Assignment Agreement, with the SEC in its Form 10-Q for the quarter ended September 30, 2002.

Because the Sarbanes-Oxley Act, which was enacted following the initial restructuring of the program, prohibits such loans to executive officers, it is necessary for us to restructure this program to eliminate the loans for payment of policy premiums and to provide for repayment of the existing loans. To effect this restructuring, each executive officer transferred his or her policy to us by means of the Assignment Agreement, a form of which is this Exhibit 10.4. This transfer from the executive to us of the cash value of the policy repaid the loan that paid the initial premium on the policy. We now own the policies and all cash value in the policies belongs to us, rather than to the officer, and consistent with the intent of the program, the officer retains the right to name the beneficiary of the policy.
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                              ASSIGNMENT AGREEMENT

      ASSIGNMENT AGREEMENT dated as of July 1, 2003 by and between Delta Air Lines, Inc. (the "COMPANY") and ("EXECUTIVE").

      WHEREAS, Executive's life is insured under, and Executive is the owner of, life insurance policy number (the "POLICY") issued by Lincoln National Life Insurance Company (the "INSURER");

      WHEREAS, pursuant to the terms of the Executive Life Insurance Plan Loan Agreement between the Company and Executive dated July 1, 2002 (the "LOAN AGREEMENT"), the Company agreed to loan Executive sufficient amounts to pay the premiums on the Policy;

      WHEREAS, pursuant to the Collateral Assignment Agreement dated July 1, 2002 executed by Executive (the "COLLATERAL ASSIGNMENT AGREEMENT"), Executive assigned an interest in the Policy to the Company as collateral security for the premium payments on the Policy;

      WHEREAS, Executive now wishes to assign to the Company all of Executive's rights, title and interest in the Policy as repayment for the amounts borrowed by Executive under the Loan Agreement;

      WHEREAS, the Company wishes to accept Executive's assignment of the Policy in full satisfaction of the amounts loaned to Executive pursuant to the Loan Agreement;

      NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

      Section 1. Assignment. Executive hereby assigns all of his rights, title and interest in the Policy to the Company and the Company hereby accepts such assignment. Upon the execution and delivery of this Assignment Agreement (and any other written instrument as may be reasonably requested by the Insurer in order to give effect to this assignment) by the Company and Executive, the Company shall, as of the date hereof, acquire the Policy and succeed to the rights, title and interest of Executive thereunder.

      Section 2. Repayment. The Company hereby accepts the assignment contemplated by Section 1 hereof in full satisfaction of Executive's obligations under the Loan Agreement and the Collateral Assignment Agreement and such agreements are hereby canceled.

      Section 3. Governing Law. Except to the extent preempted by federal law, this Assignment Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.
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      Section 4. Successors. This Assignment Agreement shall be binding upon
Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees, legatees and assigns.

      Section 5. Counterparts. This Assignment Agreement may be signed in counterpart, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      IN WITNESS WHEREOF, the Company and Executive have executed this Assignment Agreement.

EXECUTIVE                           Delta Air Lines, Inc.
By: /s/                             By:     /s/ Leo F. Mullin
Name:                               Name:   Leo F. Mullin
Title:                              Title:  Chairman and
                                            Chief Executive Officer